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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               September 10, 2001
                       -----------------------------------
                Date of Report (Date of Earliest Event Reported)

                           EXODUS COMMUNICATIONS, INC.
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             (Exact name of Registrant as specified in its charter)

  Delaware                       000-23795                        77-0403076
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(State of                 (Commission file number)            (I.R.S. Employer
Incorporation)                                               Identification No.)

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                           2831 Mission College Blvd.
                          Santa Clara, California 95054
           (Address of Principal Executive Offices including Zip Code)

                                 (408) 346-2200
              (Registrant's Telephone Number, Including Area Code)

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     ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On September 10, 2001, Exodus Communications Inc. posted on its website, www.exodus.net, a letter to its stockholders and bondholders from Exodus Chairman and Chief Executive Officer L. William Krause. The letter in its entirety is attached to this Form 8-K as Exhibit 99.01 and incorporated herein by reference. The information in the letter contains forward-looking statements including descriptions of management's plans and objectives and statements related to future operations, including those related to the status of Exodus' business. Specific forward-looking statements include descriptions of Exodus' market opportunities, its strategy for the future, and the expected term of office of Exodus' Chairman and Chief Executive Officer. Actual results may differ materially from those projected in these forward-looking statements. Factors that could affect these forward-looking statements include: Exodus' substantial leverage and debt service obligations which adversely affect cash flow and could affect Exodus' ability to service debt or obtain additional financing, if necessary; difficulties developing and maintaining customer relationships due to customer perceptions of Exodus' financial position; avoiding unwanted attrition of key personnel; and that Exodus' stock price has declined rapidly and may not recover to historical levels. These statements also involve risks and uncertainties described from time to time in Exodus' filings with the SEC such as its recent Forms 10-Q, Forms 8-K, and Form 10-K. Exodus assumes no obligation to update any forward-looking information contained in this report.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

     Date: September 12, 2001

                                     EXODUS COMMUNICATIONS, INC.


                                             By: /s/ ADAM WEGNER

                                                     Adam Wegner
                                             Executive Vice President, Legal and
                                             Corporate Affairs, General Counsel
                                             and Secretary

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                                  EXHIBIT INDEX
                          ---------------------------

     99.01    Letter to shareholders and bondholders dated September 10, 2001

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